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                                                                     EXHIBIT 4.3


                        DESIGNATIONS, PREFERENCES, RIGHTS
                                 AND LIMITATIONS
                     OF SERIES A REDEEMABLE PREFERRED STOCK


         WHEREAS, the Board of Directors of the onlinetradinginc.com corp. (the "Company") is authorized, within the limitations and restrictions stated in the Articles of Incorporation, to fix by resolution the designation of each series of preferred stock of the Company, par value $0.01 per share (the "Preferred Stock"), and the powers, preferences, rights, limitations and restrictions thereof; and

         WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series.

         NOW, THEREFORE, IT IS RESOLVED that there is authorized such series of Preferred Stock on the terms and with the provisions herein set forth:

1. DESIGNATION AND NUMBER OF SHARES. Of the 1,000,000 shares of Preferred Stock authorized pursuant to Article III of the Company's Amended and Restated Articles of Incorporation, 300 of such shares are hereby designated as Series A Redeemable Preferred Stock (the "Series A Preferred Stock"). Shares of Series A Preferred Stock are sometimes referred to herein as "Series A Preferred Shares." The Stated Value of each Series A Preferred Share is $1,000.00 (the "Stated Value").

2. REDEMPTION.

         (a) The shares of Series A Preferred Stock shall be redeemable by the Company, in whole or in part, at any time and from time to time, from and after June 1, 1999. The Series A Preferred Shares shall be redeemable at a price equal to 110% of the stated value.

         (b) In the event that fewer than all the outstanding shares of the Series A Preferred Stock are to be redeemed as permitted by this Section 2, the number of shares to be redeemed shall be determined by the Board of Directors.

         (c) Notice of redemption of the Series A Preferred Stock, specifying the redemption date and place of redemption, shall be given by certified mail to the holder of record of the shares to be redeemed, at his address of record, not less than 10 calendar days prior to the redemption date. Such notice shall also specify the redemption price applicable to the shares to be redeemed. If less than all the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof that are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

         (d) Notice of redemption of shares of the Series A Preferred Stock having been given as provided in Section 2(c), then unless the Company shall have defaulted in providing for the payment of the redemption price, all rights of the holders thereof (except the right to receive the redemption price) shall cease with respect to such shares and such shares shall not, after the




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redemption date, be deemed to be outstanding and shall not have the status of
Series A Preferred Stock.

(e) Any shares of Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

3. PREEMPTIVE RIGHTS. Shares of the Series A Preferred Stock are not entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Company, now or hereafter authorized, or any other securities of the Company, whether or not convertible into shares of capital stock of the Company or carrying a right to subscribe to or acquire any such shares of capital stock.

4. VOTING. The holders of shares of the Series A Preferred Stock will have voting rights and will be entitled to vote such shares to the same extent as the holder of the Company's common stock, par value of $0.01 per share (the "Common Stock").

5. LIQUIDATION PREFERENCE.

         (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the shares of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders under applicable law, before and in priority to any payment or distribution of assets by any means whatsoever that is made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, an amount equal 110% of the Series A Preferred Stock Stated Value per share, in the event of an involuntary or voluntary liquidation (the "Liquidation Preference"). The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company for the purposes of this Section 5, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company, be deemed to be a dissolution, liquidation or winding up of the Company for the purposes of this Section 5.

         (b) After the payment in full in cash of the Liquidation Preference to the holders of the Series A Preferred Shares, as provided in the foregoing paragraph (a), the holders of the Series A Preferred Shares shall have no further right or claim to any of the remaining assets of the Company, except as otherwise provided herein or as otherwise required by law.

         (c) In the event the assets of the Company available for distribution to the holders of the Series A Preferred Shares upon any voluntary or involuntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 5(a) above, no distribution shall be made on account of any shares of any other series of Preferred Stock or any other class of capital stock of the Company ranking on a parity with the Series A Preferred Stock upon such liquidation, dissolution or winding up unless proportionate amounts shall be paid on account of the Series A Preferred Stock, ratably, in




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proportion to the full amounts to which holders of all such shares which are on a parity with the Series A Preferred Stock are respectively entitled upon such dissolution, liquidation or winding up.

6. REPORTS AND NOTICES. So long as any shares of the Series A Preferred Stock shall be outstanding, the Company shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Company and copies of all shareholder notices of the Company promptly after filing with the Commission.

7. WAIVER BY SERIES A PREFERRED SHAREHOLDERS. Except as expressly provided for herein or as otherwise required by law, any rights or benefits for the Series A Preferred Shares and the holders thereof provided herein may be waived as to all outstanding Series A Preferred Shares and the holders thereof by the consent of the holders of a majority of the then-outstanding Series A Preferred Shares.

8. HOLDER. The term "holder" as used in this Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock means a record holder of any Series A Preferred Shares.

9. ADDITIONAL ISSUANCE OF PREFERRED SHARES. The Company may issue additional shares of Preferred Stock in the future.

         IN WITNESS WHEREOF, onlinetradinginc.com corp. has caused this Certificate of Designation to be executed by the undersigned duly authorized officers of the Company on the 5th day of March, 1999 but effective as of the 27th day of December, 1997.

                                        onlinetradinginc.com corp.


                                        By: /s/ E. Steve zum Tobel
                                           ---------------------------------
                                             E. Steve zum Tobel, President

Attest:

/s/ Derek J. Hernquist
-----------------------------
Derek J. Hernquist, Secretary













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